UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          September 1, 2015

LIBERATOR, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive, Atlanta, Georgia	30360
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 246-6400

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 1, 2015 the Company announced that its majority shareholder and board of directors have approved a change of the Company’s corporate name to Luvu Brands to reflect its broader offering of wellness and lifestyle products designed for mass market channels. The name change is subject to the filing of an information statement with the Securities and Exchange Commission and mailing of notice to the Company’s shareholders which it anticipates to be delivered by October 15, 2015. The name change would be effective 20 days after the mailing of the information statement and as determined by the Company’s board of directors. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

In compliance with Regulation FD, the Company is releasing information that the Company intends on providing to its shareholders. The information is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Liberator, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

As described in Item 7.01 of this Report, the following exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR, INC.
Date: September 1, 2015	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer